Exhibit 99.1

SuRo Capital Corp. Reports Third Quarter 2023 Financial Results

Net Asset Value of $8.41 Per Share as of September 30, 2023

NEW YORK, NY, November 8, 2023 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended September 30, 2023. Net assets totaled approximately $212.0 million, or $8.41 per share, at September 30, 2023, as compared to $7.35 per share at June 30, 2023 and $7.83 per share at September 30, 2022.

“Rising interest rates throughout the third quarter continued to drive volatility in the public markets. While private market valuations were continuing to converge with their public comparables, the diminished volume, coupled with increased volatility and the general opacity inherent in the secondary markets, has led to greater variability in trading prices. There are indications the Federal Reserve Bank has completed raising interest rates; however, the war in Israel, coupled with a pullback in consumer spending, continue to drive volatility in the equity markets,” said Mark Klein, Chairman, and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “Despite these cross currents, we remain steadfast in our belief there are high-quality opportunities available at attractive prices that allow us to be both opportunistic and judicious with the deployment of capital. We made four investments during the third quarter: two in new portfolio companies and two in follow-on investments. Additionally, one of our SPAC sponsor investments closed its previously announced transaction and two other SPAC sponsor investments announced definitive agreements."

“We continue to believe the market is undervaluing our portfolio. As such, subject to regulatory trading restrictions, we remain active in repurchasing shares pursuant to the Share Repurchase Program approved by our Board of Directors. Year-to-date, under both the Share Repurchase Program and our Modified Dutch Auction Tender Offer, we have repurchased 3.2 million shares for approximately $14.2 million and have a remaining $20.7 million approved to deploy via the Share Repurchase Program. As we have demonstrated throughout the preceding quarters and years, we are highly focused on balancing deploying capital between new investment opportunities and share repurchases to maximize shareholder value,” Mr. Klein concluded.

Investment Portfolio as of September 30, 2023

At September 30, 2023, SuRo Capital held positions in 39 portfolio companies – 34 privately held and 5 publicly held – with an aggregate fair value of approximately $193.5 million, excluding short-term US treasuries. The Company’s top five portfolio company investments accounted for approximately 61% of the total portfolio at fair value as of September 30, 2023.

Top Five Investments as of September 30, 2023

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc. (f/k/a Course Hero, Inc.)	$15.0	$65.4	33.8%
PSQ Holdings, Inc. (d/b/a PublicSq.)	2.7	18.1	9.4
ServiceTitan, Inc.	10.0	11.9	6.2
Blink Health, Inc.	15.0	11.6	6.0
StormWind, LLC	6.4	10.3	5.3
Total	$49.1	$117.4	60.7%

Note: Total may not sum due to rounding.

Third Quarter 2023 Investment Portfolio Activity

During the three months ended September 30, 2023, SuRo Capital made the following new and follow-on investments, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
FourKites, Inc.	Common Shares	Various	$5.8 million
Shogun Enterprises, Inc. (d/b/a Hearth)	Series B-4 Preferred & Warrants	7/12/2023	$0.5 million
Stake Trade, Inc. (d/b/a Prophet Exchange)(1)	Simple Agreement for Future Equity (SAFE)	7/26/2023	$1.0 million

(1)	Investment made through SuRo Capital Sports, LLC.

During the three months ended September 30, 2023, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Loss
Nextdoor Holdings, Inc.(2)	Various	589,996	$3.09	$1.8 million	$(1.4 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(3)	Various	N/A	N/A	$0.3 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2023, SuRo Capital held 262,420 remaining Nextdoor Holdings, Inc. public common shares.
(3)	During the three months ended September 30, 2023, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.

Subsequent to quarter-end through November 8, 2023, SuRo Capital made the following follow-on investments, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
Xgroup Holdings Limited (d/b/a Xpoint)(1)	Convertible Note	10/26/2023	$0.3 million

(1)	Investment made through SuRo Capital Sports, LLC.

Subsequent to quarter-end through November 8, 2023, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain
PSQ Holdings, Inc. (d/b/a PublicSq.) – Public Warrants (2)	Various	67,931	$1.01	<$0.1 million	<$0.1 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)(3)	10/23/2023	N/A	N/A	$0.1 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of November 8, 2023, SuRo Capital held 2,632,069 remaining PSQ Holdings, Inc. (d/b/a PublicSq.) public warrants.
(3)	Subsequent to September 30, 2023, $0.1 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remaining proceeds were attributed to interest.

Third Quarter 2023 Financial Results

	Quarter Ended September 30, 2023		Quarter Ended September 30, 2022
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(2.7)	$(0.11)	$(3.8)	$(0.13)

Net realized loss on investments	(1.5)	(0.06)	(5.1)	(0.17)

Net change in unrealized appreciation/(depreciation) of investments	29.3	1.16	(37.0)	(1.24)

Net change in net assets resulting from operations – basic(2)	$25.2	$0.99	$(45.9)	$(1.54)

Repurchase of common stock(3)	(0.7)	0.04	(13.2)	0.11

Stock-based compensation	0.8	0.03	0.7	0.02

Increase/(decrease) in net asset value(2)	$25.3	$1.06	$(58.4)	$(1.41)

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Totals may not sum due to rounding.
(3)	During the quarter ended September 30, 2023 the Company repurchased 186,493 shares of SuRo Capital common stock for approximately $0.7 million in cash under the Share Repurchase Program. During the quarter ended September 30, 2022 the Company repurchased 2,000,000 shares of SuRo Capital common stock for approximately $13.2 million in cash under the Modified Dutch Auction Tender Offer. The use of cash in connection with the repurchases decreased net asset value as of quarters-end; however, the reduction in shares outstanding as of quarters-end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 25.4 million and 29.8 million for the quarters ended September 30, 2023, and 2022, respectively. As of September 30, 2023, there were 25,209,108 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $105.4 million as of September 30, 2023, consisting of cash, short-term US treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Share Repurchase Program

On August 7, 2023, the Company’s Board of Directors authorized an extension, and a $5.0 million expansion, of the Share Repurchase Program to $60.0 million.

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million. This does not include repurchases under various tender offers during this time period. During the quarter ended September 30, 2023, under the Share Repurchase Program, the Company repurchased 186,493 shares of its common stock for approximately $0.7 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $20.7 million. The Share Repurchase Program is authorized through October 31, 2024.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 4506259. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on November 15, 2023 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 4506259.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $162,899,416 and $155,103,810, respectively)	$152,267,563	$130,901,546
Non-controlled/affiliate investments (cost of $32,911,517 and $41,140,804, respectively)	30,297,127	12,591,162
Controlled investments (cost of $17,168,157 and $19,883,894, respectively)	10,928,028	13,695,870
Total Portfolio Investments	193,492,718	157,188,578
Investments in U.S. Treasury bills (cost of $19,990,216 and $84,999,598, respectively)	20,265,064	85,056,817
Total Investments (cost of $232,969,306 and $301,128,106, respectively)	213,757,782	242,245,395
Cash	73,503,279	40,117,598
Escrow proceeds receivable	309,484	628,332
Interest and dividends receivable	100,860	138,766
Deferred financing costs	611,736	555,761
Prepaid expenses and other assets(1)	693,687	727,006
Total Assets	288,976,828	284,412,858
LIABILITIES
Accounts payable and accrued expenses(1)	3,162,468	708,827
Dividends payable	188,357	296,170
6.00% Notes due December 30, 2026(2)	73,654,960	73,387,159
Total Liabilities	77,005,785	74,392,156

Net Assets	$211,971,043	$210,020,702
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 25,209,108 and 28,429,499 issued and outstanding, respectively)	$252,091	$284,295
Paid-in capital in excess of par	318,691,954	330,899,254
Accumulated net investment loss	(75,528,136)	(64,832,605)
Accumulated net realized gain/(loss) on investments, net of distributions	(11,989,672)	2,552,465
Accumulated net unrealized appreciation/(depreciation) of investments	(19,455,194)	(58,882,707)
Net Assets	$211,971,043	$210,020,702
Net Asset Value Per Share	$8.41	$7.39

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of September 30, 2023, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$28,070	$26,747	$117,939	$338,484
Dividend income	63,145	107,764	189,435	429,758
Controlled investments:
Interest income	400,000	385,000	954,425	1,225,000
Interest income from U.S. Treasury bills	974,531	—	2,875,247	—
Total Investment Income	1,465,746	519,511	4,137,046	1,993,242
OPERATING EXPENSES
Compensation expense	2,123,704	1,836,808	6,378,330	5,456,771
Directors’ fees	161,661	161,661	483,887	514,055
Professional fees	277,075	565,411	2,184,488	2,916,583
Interest expense	1,215,248	1,202,748	3,642,801	3,630,301
Income tax expense	—	74,497	620,606	82,238
Other expenses	356,484	487,619	1,522,465	1,238,120
Total Operating Expenses	4,134,172	4,328,744	14,832,577	13,838,068
Net Investment Loss	(2,668,426)	(3,809,233)	(10,695,531)	(11,844,826)
Realized Loss on Investments:
Non-controlled/non-affiliated investments	(1,461,281)	(5,141,097)	(3,597,113)	(3,940,668)
Non-controlled/affiliate investments	—	—	(10,945,024)	(70,379)
Net Realized Loss on Investments	(1,461,281)	(5,141,097)	(14,542,137)	(4,011,047)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	27,760,743	(34,763,904)	13,544,366	(101,639,973)
Non-controlled/affiliate investments	1,568,324	(1,866,488)	25,939,147	(2,228,109)
Controlled investments	(6,000)	(321,528)	(56,000)	(61,528)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	29,323,067	(36,951,920)	39,427,513	(103,929,610)
Net Change in Net Assets Resulting from Operations	$25,193,360	$(45,902,250)	$14,189,845	$(119,785,483)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.99	$(1.54)	$0.53	$(3.92)
Diluted(1)	$0.99	$(1.54)	$0.53	$(3.92)
Weighted-Average Common Shares Outstanding
Basic	25,351,306	29,781,801	26,549,672	30,542,611
Diluted(1)	25,351,306	29,781,801	26,549,672	30,542,611

(1)	For the three and nine months ended September 30, 2023 and September 30, 2022, there were no potentially dilutive securities outstanding.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Per Basic Share Data
Net asset value at beginning of period	$7.35	$9.24	$7.39	$11.72
Net investment loss(1)	(0.11)	(0.13)	(0.40)	(0.39)
Net realized loss on investments(1)	(0.06)	(0.17)	(0.55)	(0.13)
Net change in unrealized appreciation/(depreciation) of investments(1)	1.16	(1.24)	1.49	(3.40)
Dividends declared	—	—	—	(0.11)
Issuance of common stock from public offering(1)	—	—	—	0.01
Repurchase of common stock(1)	0.04	0.11	0.41	0.08
Stock-based compensation(1)	0.03	0.02	0.07	0.05
Net asset value at end of period	$8.41	$7.83	$8.41	$7.83
Per share market value at end of period	$3.62	$3.87	$3.62	$3.87
Total return based on market value(2)	13.13%	(39.53)%	(4.74)%	(68.91)%
Total return based on net asset value(2)	14.42%	(15.26)%	13.80%	(32.25)%
Shares outstanding at end of period	25,209,108	28,333,661	25,209,108	28,333,661
Ratios/Supplemental Data:
Net assets at end of period	$211,971,043	$221,783,611	$211,971,043	$221,783,611
Average net assets	$204,284,971	$278,994,914	$206,224,853	$340,160,110
Ratio of net operating expenses to average net assets(3)	8.03%	5.14%	9.62%	4.89%
Ratio of net investment loss to average net assets(3)	(5.18)%	(4.66)%	(6.93)%	(4.52)%
Portfolio Turnover Ratio	1.17%	0.85%	4.93%	3.47%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.